Mesa Laboratories, Inc.

Key Contacts:
John Sullivan, President and CEO
Gary Owens, Chief Operating Officer
John Sakys, VP Finance and CFO
InvestorRelations@mesalabs.com
Phone – 303-987-8000

MesaLabs

NASDAQ: MLAB

MesaLabs

Safe Harbor Statement

The information provided in this presentation contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Generally, the words "believe," "estimate," "expect," "project," "anticipate," "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2017, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

We refer to certain non-GAAP financial measures in this presentation including adjusted net income ("ANI") which is defined to exclude the non-cash impact of amortization of intangible assets, net of tax. Reconciliations of certain of the non-GAAP financial measures (including ANI) to the most directly comparable GAAP financial statements can be found in various reports that are filed with the SEC.

Mesa at a Glance

Manufacturer of Instruments and Consumables for Quality Control

- "MLAB" on the NASDAQ
- ~$500M Market Cap
- Founded in 1982, Public in 1984
- ~375 Employees
- FY2017 Revenues of $94M
- Gross Profit Margin 57%
- Adjusted Net Income of 17%



Revenues by Division
9%
13%
37%
41%
Instruments
Bio. Indicators
C.C. Monitoring
C.C. Packaging



Revenues by Source
43%
57%
United States
International

Mesa at a Glance



Manufacturing / Laboratories
- ★Lakewood, Colorado (HQ)
- ★Bozeman, Montana
- ★Omaha, Nebraska
- ★Traverse City, Michigan
- ★Butler, New Jersey
- ★Markham, Ontario

Sales and Customer Support
- ☆Marlton, New Jersey
- ☆Lyon, France
- ☆Addison, Texas

MesaLabs

Mesa's Growth Strategy

Our Focus

- *Provide high-value, high-quality products and services to selected niche markets*
- *Focus on technology and markets that result in above-average profitability*
- *Win the loyalty of our customers by being the most responsive and most flexible company in the markets we serve*
- *Achieve superior shareholder returns*

MesaLabs

Mesa's Growth Strategy

Our Tactics

- *Improve our distribution channels*
- *Increase flow of new products*
- *Build a winning team*
- *Create infrastructure to support our high growth rate*
- *Promote flexible, metric-driven manufacturing operations*
- *Continue locating and closing strategic acquisitions*

MesaLabs

Mesa's Growth Strategy

Our 5-Year Financial Goals

- *Continue 10% to 20% annual revenues growth*
- *Maintain adjusted net income near 20% of revenues*
- *Achieve annual organic revenues growth of greater than 5%*
- *Maintain cash flow levels adequate to support our acquisition program*

MesaLabs

Growth Through Acquisition

Instruments
Biological Indicators
Cold Chain Packaging
Cold Chain Monitoring

1984 - 1999	2006 - 2009	2010 - 2013	2014 - Today
DataTrace Nusonics Automata	Raven Torqo	SGM Biotech Apex Bios Suretorque Amega Tempsys	Amilabo BGI PCD Infitrak North Bay 11 EU Distrib. Pulse HansaMed ATS Rapid Aid Freshloc

MesaLabs

Mesa's Products

Instruments Division

Markets

- Dialysis Clinics and Manufacturing
- Pharmaceutical and Medical Device
- Food and Beverage
- Industrial Hygiene
- Semiconductor Manufacturing
- Metrology Laboratories
- Environmental Testing



Dialysis Meters



Data Loggers



Gas Flow Calibration



Cap Torque Testing



Air Particulates

MesaLabs

Mesa's Products

Biological Indicators Division

Markets

- Pharmaceutical and Medical Device
- Hospitals
- Dental Offices

Sterilization

- Steam
- Ethylene Oxide
- Hydrogen Peroxide
- Radiation
- Dry Heat



Incubators



Speciality


PCD

Challenge Devices


BACTERIAL SPORE TEST STRIP

Spore Strips



Lab Services



Self-Contained

Mesa's Products

Cold Chain Monitoring Division

Markets
- Pharmaceutical and Medical Device
- Food and Beverage
- Hospitals/Clinics
- Transportation
- Blood Banks

Monitoring
- Refrigerators
- Freezers
- Warehouse
- Incubators
- Other Equip.
- In Transit



Reporting
Alarming
Parameter Monitoring
Network or Internet
Mesh Router
Mesh Router
Pressure
Humidity
Contact Closure
Current
Vibration
Temperature
Flow
Level
Power
Temperature
Mesh Router
Smart Sensor

MesaLabs

Mesa's Products

Cold Chain Packaging Division

Markets
- Pharmaceutical and Medical Device
- Blood Banks



Consulting and Testing Services





Qualified Packaging Systems

Product Synergies


Continuous Monitoring
For Alarming
Pharma Commercial Supply Chain
Drug
Manufacturer
Wholesalers
Distributor
Delivery
Cold Chain Monitoring
And Packaging
DataTrace Data Loggers
For Validation

Financial Summary

Revenues



$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
CAGR = 17%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

FYE – March 31

Financial Summary

Earnings



$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
Income ($000)
ANI CAGR = 14%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
Net Income
Adjusted Net income

FYE – March 31

MesaLabs

Financial Summary

Earnings per Share and Dividends



$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
Regular Dividend
Net Income per Share
Adj. Net Income per Share
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

FYE – March 31

MesaLabs

Financial Summary

10-Year MLAB Share Price



140
120
100
80
60
40
20
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016

Questions??

Key Contacts:

John Sullivan, President and CEO
John Sakys, VP Finance and CFO
InvestorRelations@mesalabs.com
Phone – 303-987-8000